Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-184721) and on Forms S-8 (No. 333-103235, No. 333-103236, No. 333-147410, No. 333-172304, and No. 333-193509) of Lannett Company, Inc. of our report dated February 25, 2015 relating to the financial statements of Kremers Urban Pharmaceuticals Inc., which appears in this Current Report on Form 8-K/A of Lannett Company, Inc.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 11, 2016